LEASE AGREEMENT

This Lease Agreement (the "Lease") is made as of the 15th day of February 2008 between the UNITED LENS COMPANY, INC., a Massachusetts corporation having its principal place of business in Southbridge, Massachusetts (hereinafter called Lessor), and SILICA TECH, LLC, having its principal place of business in White Plains, New York (hereinafter called Lessee):

1. In consideration of the covenants herein contained, on the part of the said Lessee and its successors and assigns, to be kept and performed, the Lessor, and its successors and assigns does hereby lease to the Lessee, its successors and assigns a portion of the building located at 15 Sandersdale Road, Southbridge, Massachusetts, such portion containing an area of approximately 7,252 square feet, as shown in Exhibit A, together with parking privileges in the assigned area adjacent to the building, and the right to use, in common with others, the common areas and other common facilities, if any, (collectively, the "Premises"). The Lessor represents and warrants that it has full right and authority to lease the Premises to the Lessee and that the provisions of this Lease do not conflict with or violate the provisions of existing agreements between the Lessor and third parties.

2. The initial term of the Lease (the "Initial Term") shall commence on the 15th day of February, 2008 and expire six (6) months hence. Thereafter, the Lessee may, at the sole discretion of the Lessor, continue to rent the Premises as a Tenant-at-Will on a month-to-month basis, at a Rent (as defined hereinafter), and other terms as set forth herein, unless and until terminated by either party upon thirty (30) days written notice. The Initial Term together with any additional time that the Premise is leased to the Lessee shall be referred to as the "Term."

3. During the Term, Lessee shall have Right of First Refusal to lease the entire balance of available space in the building or to purchase the building in the event that the Lessor receives an offer (the 'Offer") to lease or purchase the building which the Lessor is prepared to accept. In such event, the Lessor shall provide written notice to the Lessee of Lessor's intent with respect to the Offer. Within thirty (30) days, Lessee shall have the right to exercise its Right of First Refusal on the same material terms and conditions as contained in the Offer. If the Lessee does not respond to the Lessor, Lessor may accept the Offer, upon the material terms and conditions, as initially set forth in the Offer. Notwithstanding any provision herein, if the Lessor varies the material terms of the Offer, the Lessor shall again comply with the provisions herein.

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4. During the Initial Term (except only in case of fire or other casualties hereinafter mentioned and as otherwise provided herein) the rent, based on 7,252 square feet, shall be the sum of $3,300 per month, paid in advance, on the first business day of each month. The first payment hereunder shall be made February 15, 2008 for the amount of $1,650, covering the short period February 15 to February 28, 2008. Following expiration of the Initial Term (except only in case of fire or other casualties hereinafter mentioned and as otherwise provided herein) the rent, based on 7,252 square feet, shall be the sum of $4,000 per month, paid in advance, on the first business day of each month.

5. The Lessee shall, during the Term, keep the interior of the Premises in such condition and repair as the same are in at the commencement of the Term or may be put in by the Lessor or its representatives during the continuance thereof; reasonable use and wear, and damage by fire or other unavoidable accidents excepted.

6. Lessee covenants and promises with and to the Lessor that it will not (i) assign this Lease nor underlet the whole or any part of the Premises, (ii) make nor allow to be made any unlawful, improper, or offensive use thereof; or (iii) make any alterations or additions to the Premises during the Term aforesaid, without the consent of the Lessor, first being obtained in writing allowing thereof, which consent will not be unreasonably withheld; provided, however, that the Lessee may, upon notice to the Lessor, but without obtaining the Lessor's prior written consent, assign this Lease or sublet all or a portion of the premises to a person or persons controlling or under common control with the Lessee.

7. Lessee shall and will be responsible and will pay all damages and charges to the Town Government or others for any nuisance made or suffered on the premises occasioned by Lessee use during the Term.

8. Lessee shall, at the expiration of the Lease, peaceably yield up to the Lessor, the Premises, and all the erections, additions and improvements of any form or nature whatsoever made to or upon the same, except movable personal property which does not become or does not constitute a fixture, in good tenantable repair in all respects, reasonable wear and use thereof, damage by fire or other casualties excepted.

9. Lessee shall, during the Term, assume all risk of claims for accident or injury to any person, property or estate in any manner, or from the maintenance, operation or alteration of the Premises, or from any apparatus, machinery or appliances thereon or in connection with the

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Premises, or from the discharge or emission of hazardous materials, and the Lessee further covenants that it will indemnify and save harmless the Lessor from all claims so arising, provided, however, that the Lessor shall be responsible for any of the foregoing if caused by or due to the negligence of the Lessor, its employees and/or agents or the intentional or willful acts of the Lessor, its employees and/or agents. If the Lessee fails to promptly correct any noted hazard or to properly remove hazardous materials (except materials used in the ordinary course of the Lessee's business, if any,) the Lessor may enter the Premises, (upon reasonable notice to the Lessee, except in the case of emergency), make all necessary corrections and recover from the Lessee the out-of-pocket cost thereof.. The Lessee will maintain a minimum two (2) million dollar general liability insurance policy, issued by an insurer with a minimum A.M. Best rating of A and include the Lessor as a named insured, and provide the Lessor with a certificate of insurance. The Lessor is to be given thirty (30) days notice of cancellation of said insurance.

10. Notwithstanding anything herein to the contrary, the Lessor hereby covenants that, to the best of its knowledge, as of the date hereof, the Premises and the Building are free from hazardous materials which violate and are required to be removed by any environmental laws, give rise to liability under any environmental laws, or are otherwise harmful with respect to occupancy of the Premises. In addition, the Lessor covenants to (a) comply with all environmental laws with respect to the Building and the Premises, (b) remove or encapsulate, at its cost and expense, any such hazardous materials as necessary to comply with all environmental law, and (c) indemnify, defend and hold harmless the Lessee, and its officers, directors and employees, from all claims, demands, actions, liabilities, costs, expenses, damages (actual or punitive) and obligations of any nature arising from or as a result of the existence of hazardous substances in the Building or Premises prior to the date the Lessee accepts possession thereof, or through the introduction of hazardous materials to the Premises or the Building by the Lessor or the Lessor's agents at any time during the Term. The foregoing indemnity and the responsibilities of the Lessor shall survive the termination or expiration of this Lease.

11. In case the Premises or any part thereof shall, during the Term, be destroyed or damaged by fire or any cause whatsoever the Lessee shall provide the Lessor with written notice thereof and either party shall have the right (to be exercised in writing delivered to the other party within fifteen (15) days from and after said occurrence), to elect to terminate this Lease, such termination to take effect as of the date of said occurrence. As of such termination, the Lessee's liability for Rent shall cease. In the event this Lease is not terminated as provided above, then the Lessor shall, as soon as

reasonably possible after receipt from the Lessee written notice of such damage, at its sole cost and expense, use due diligence to restore or reconstruct the Premises and the Building as nearly as possible to their condition prior to such damage or destruction, except that the Lessee shall repair and replace its own furniture, furnishings, and equipment. In the event that this Lease is not terminated but that all or a portion of the Premises are rendered unfit for use by Lessee, as a result of such damage or repair, then, and in such case the Rent hereinbefore reserved, or a just and proportionate part thereof, according to the nature and extent of the injury sustained, shall be suspended or abated, until the Premises shall have been put in proper condition for use by Lessee.

12. If during the Term, the Lessor or the Lessee becomes aware that there will or might occur a taking of any portion of the Building or the Premises by condemnation proceedings or by exercise of any right of eminent domain (each, a "Taking"), it shall notify the other party. In the event of a Taking of the entire Premises, this Lease shall terminate as of the date of such Taking. In the event a Taking of a portion of the Premises, such that the remainder of the Premises, shall not, in the Lessee's reasonable opinion, be adequate and suitable for the conduct of the Lessee's business as conducted prior to such Taking, then the Lessee may, at its option, terminate this Lease. If there is a Taking of a portion of the Premises and this Lease is not terminated, then this Lease shall remain in full force and effect, except that appropriate adjustments shall be made to, and in respect of the Premises and the Rent, and the Lessor shall proceed with due diligence to perform any work necessary to restore the remaining portion the Premises to the condition it was in immediately prior the Taking, or as near thereto as possible. Any award resulting from any Taking of the Premises for the value of the Lessee's leasehold prior to the Taking, or the Lessee's personal property, fixtures, relocation costs, or loss of goodwill shall be the property of the Lessee. All or any award resulting from any such Taking not specifically reserved to the Lessee shall be the property of the Lessor.

13. Notwithstanding anything to the contrary, all machinery, inventory, merchandise, furniture, and property of any kind, which may be on the Premises during the Term of this Lease, is to be at the sole risk and hazard of the Lessee. If the whole or any part thereof shall be destroyed or damaged by fire, water, or otherwise or by the leakage or bursting of water pipes, or in any other way or manner, no part of said loss or damage is to be charged to or be borne by the Lessor in any case whatever, except if caused by or due to the negligence of the Lessor, its employees and/or agents, or the intentional or willful acts of the Lessor, its employees and/or agents.

14. Lessor covenants and agrees with the Lessee and its representatives, that the Lessee, shall upon paying the Rent aforesaid, and performing the covenants herein contained, on its part to be paid

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and performed, peaceably hold and enjoy the Premises, without hindrance or interruption by the Lessor or any person or persons whomsoever.

15 The Lessor shall, throughout the Term:

(a) keep the parking spaces reasonably free of snow and ice during the normal business use of the Lessee. The Lessor will not be responsible for any loss or damage for failure to clear ice and snow, if such failures are the result of causes beyond the control of the Lessor. Clearing ice and snow from the stairs and building entrance is the Lessee's responsibility.

(b) at its sole cost and expense, keep and maintain in good order, condition and repair, the exterior building structure, roof, sewerage lines, existing plumbing lines, heating and cooling equipment and parking areas, and replace major heating and cooling equipment and electrical entrance main switch as required.

(c) pay all water and sewer bills attributable to customary and normal (based on the number of Lessee's employees and visitors) use at the premises. If Lessee's use materially exceeds such "normal" levels, Lessee shall pay the incremental costs of all such sewer and water bills. For purposes hereof, "Normal Use" shall mean customary and usual use of water and sewer facilities by a high-tech lab located in the Southbridge, MA region with up to fifteen (15) employees and reasonable number of visitors per day.

(d) pay natural gas and electric utility bills and bill Lessee for Lessee's portion, which shall be the difference between usage for the then current billing period and the corresponding billing period one (1) year prior.

(e) pay all real estate taxes and all other taxes, duties, charges, fees and payments imposed by any governmental or public authority which shall be imposed, assessed or levied upon, or arising in connection with the ownership,

16. All normal maintenance of plumbing, heating and cooling equipment, normal maintenance of electrical equipment and any other functions not specifically noted as responsibilities of the Lessor, are the responsibility of the Lessee.

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17. If (a) the Lessee shall default in payment of the Rent or any other sum payable by the Lessee, and such default shall continue for ten (10) days following written notice thereof by the Lessor to the Lessee, or (b) the Lessee shall default in any one or more of the covenants or agreements herein contained and such default shall continue for thirty (30) days after written notice thereof by the Lessor to the Lessee, or (3) the Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall make an assignment for the benefit of creditors, or shall file any petition seeking reorganization, arrangement, or similar relief, and the shall not be released within sixty (60) days or (4) a receiver or trustee of the Premises or of all or a substantial part of the Lessee's assets shall be appointed, then the Lessor at any time thereafter may give written notice to the Lessee specifying such event of default and stating that this Lease shall expire on the date specified in such notice.

18. The Lessor may bring legal proceedings for the recovery of all amounts due and owing from time to time at its election, and nothing contained herein shall be deemed to require the Lessor to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated, nor shall the bringing of such a proceeding prior to the expiration of the Term preclude the Lessor from bringing additional actions for further amounts due and owing.

19. This Lease shall be governed by and construed by and in accordance with the laws of the State of Massachusetts without regard to the conflicts of laws principles thereof.

20. Any broker fees, commission(s) or other compensation which may be payable in connection with this Lease shall be the responsibility of the Lessor.

21. If any of the provisions of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected and shall be valid and enforceable to the fullest extent permitted by law.

22. Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the Lessor and the Lessee, and their heirs, legal representatives, successors and assigns.

23. All notices required hereunder shall be in writing and shall be effective when delivered to the address set forth above (or to such other addresses as either the Lessor or the Lessee may subsequently designate).

24. This Lease contains the entire agreement between the Lessor and the Lessee concerning the matters set forth herein and may not be modified orally or in any manner other than by an agreement in writing signed by the Lessor and the Lessee, or their respective successors in interest.

25. This Lease may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed one and the same instrument.

IN WITNESS THEREOF, the said parties have hereunto set their hands and seals, as of the day and year first above written.

UNITED LENS COMPANY, INC.

By: James H. Waddick

James H. Waddick, Vice President

SILICA TECH, LLC

By: SILICA TECH HOLDINGS, LLC,
Its Managing Member

By: ______________________

A Managing Member